Exhibit 99.2

Spirit AeroSystems Commences Cash Tender Offer and Consent Solicitation for Any and All of Its Outstanding 5.500% Senior First Lien Notes Due 2025

WICHITA, Kan., November 7, 2022 – Spirit AeroSystems Holdings, Inc. [NYSE: SPR] (the “Company”) is announcing today that Spirit AeroSystems, Inc. (“Spirit”), a wholly owned subsidiary of the Company, has commenced an offer (the “Tender Offer”) to purchase for cash any and all of the $500 million outstanding principal amount of its 5.500% Senior Secured First Lien Notes due 2025 (CUSIP No. 85205TAM2) (the “2025 First Lien Notes”) and to solicit consents to amend certain provisions of the indenture relating to the 2025 First Lien Notes to eliminate certain restrictive covenants and certain events of default and to release all of the collateral (the “Consent Solicitation”), in each case upon the terms and conditions described in Spirit’s Offer to Purchase and Solicitation of Consents, dated November 7, 2022 (the “Offer to Purchase and Solicitation of Consents”).

The following table sets forth certain terms of the Tender Offer:

Series of Notes	CUSIP Number	Aggregate Principal Amount Outstanding	Tender Consideration(1)	Early Tender Premium(1)	Total Consideration(1)(2)
5.500% Senior Secured First Lien Notes due 2025	85205T AM2 (144A) U84591 AE3 (Reg S)	$500,000,000	$970.00	$30.00	$1,000.00

(1) Does not include accrued but unpaid interest, which will also be payable as provided in the Offer to Purchase.

(2) Includes the Early Tender Premium (as defined below).

The Tender Offer and Consent Solicitation will expire at 11:59 p.m., New York City time, on December 6, 2022, unless extended or terminated by Spirit (the “Expiration Date”). No tenders submitted after the Expiration Date will be valid. Subject to the terms and conditions of the Tender Offer and Consent Solicitation, the consideration for each $1,000 principal amount of 2025 First Lien Notes validly tendered and accepted for purchase pursuant to the Tender Offer and Consent Solicitation will be the tender consideration set forth in the above table (the “Tender Consideration”). Holders of 2025 First Lien Notes that are validly tendered at or prior to 5:00 p.m., New York City time, on November 21, 2022 (subject to extension, the “Early Tender Deadline”) and accepted for purchase pursuant to the Tender Offer and Consent Solicitation will receive the Tender Consideration and the early tender premium as set forth in the table above (the “Early Tender Premium” and, together with the Tender Consideration, the “Total Consideration”). Holders of 2025 First Lien Notes tendering their 2025 First Lien Notes after the Early Tender Deadline will receive the Tender Consideration but will not be eligible to receive the Early Tender Premium. All holders of 2025 First Lien Notes validly tendered and accepted for purchase pursuant to the Tender Offer and Consent Solicitation will also receive accrued and unpaid interest on such 2025 First Lien Notes from the last interest payment date with respect to those 2025 First Lien Notes to, but not including, the Early Settlement Date or Final Settlement Date, as applicable.

2025 First Lien Notes that have been tendered may be withdrawn from the Tender Offer prior to 5:00 p.m., New York City time, on November 21, 2022 (subject to extension, the “Withdrawal Deadline”). Holders of 2025 First Lien Notes tendered after the Withdrawal Deadline cannot withdraw their 2025 First Lien Notes or revoke their consents under the Consent Solicitation unless Spirit is required to extend withdrawal rights under applicable law.

Spirit will purchase any Notes that have been validly tendered at or prior to the Early Tender Deadline and accepted in the Tender Offer and Consent Solicitation promptly following the Early Tender Deadline (such date, the “Early Settlement Date”). The Early Settlement Date is expected to occur on the second business day following the Early Tender Deadline. Settlement for 2025 First Lien Notes validly tendered after the Early Tender Deadline, but at or prior to the Expiration Date and accepted for purchase in the Tender Offer and Consent Solicitation, will be promptly following the Expiration Date (such date, the “Final Settlement Date”). The Final Settlement Date is expected to occur on the second business day following the Expiration Date.

As part of the Tender Offer, Spirit is also soliciting consents (the “Consent Solicitation”) from the holders of the 2025 First Lien Notes for certain proposed amendments (the “Proposed Amendments”) described in the Offer to Purchase and Solicitation of Consents that would, among other things, eliminate certain restrictive covenants and certain events of default and to release all of the collateral under the indenture governing the 2025 First Lien Notes. Adoption of the Proposed Amendments requires the requisite consent as described in the Offer to Purchase and Solicitation of Consents (the “Requisite Consent”).

Each holder tendering 2025 First Lien Notes pursuant to the Tender Offer must also deliver a consent to the Proposed Amendments pursuant to the related Consent Solicitation and will be deemed to have delivered their consent by virtue of such tender. Holders may not deliver consents without also tendering their corresponding 2025 First Lien Notes. The Proposed Amendments will not become operative until (i) 2025 First Lien Notes satisfying the Requisite Consent have been validly tendered and (ii) the relevant consideration has been paid. If the Proposed Amendments become operative, holders that do not tender their 2025 First Lien Notes prior to the Expiration Date, or at all, will be bound by the Proposed Amendments, meaning that the remaining outstanding 2025 First Lien Notes will no longer have the benefit of certain restrictive covenants and certain events of default or security contained in the indenture governing the 2025 First Lien Notes. In addition, such holders will not receive either the Tender Consideration or the Early Tender Premium.

The Tender Offer is not conditioned on the tender of any minimum principal amount of 2025 First Lien Notes or obtaining any Requisite Consent. However, the Tender Offer and Consent Solicitation are subject to, and conditioned upon, the satisfaction or waiver of certain conditions described in the Offer to Purchase and Solicitation of Consents, including a condition that the Spirit raises $800 million in gross proceeds from the issuance of new senior secured debt securities. Spirit intends to fund the purchase of the 2025 First Lien Notes pursuant to the Tender Offer and Consent Solicitation with the net proceeds from such debt financing.

Morgan Stanley & Co. LLC is acting as the sole Dealer Manager and Solicitation Agent for the Tender Offer and Consent Solicitation. Global Bondholder Services Corporation has been retained to serve as the Tender and Information Agent for the Tender Offer and Consent Solicitation. Questions regarding the Tender Offer and Consent Solicitation may be directed to Morgan Stanley & Co. LLC at: (800) 624-1808 (toll-free) or (212) 761-1057 (collect). Requests for the Offer to Purchase and Solicitation of Consents should be directed to Global Bondholder Services Corporation at (banks or brokers) (212) 430-3774 or (toll free) (855) 654-2015 or by email to contact@gbsc-usa.com.

None of the Company, Spirit, the Dealer Manager and Solicitation Agent, the Tender and Information Agent, the trustee under the indenture governing the 2025 First Lien Notes or any of their respective affiliates is making any recommendation as to whether holders should tender any 2025 First Lien Notes and deliver the related consents in response to the Tender Offer and Consent Solicitation. Holders must make their own decision as to whether to participate in the Tender Offer and Consent Solicitation and, if so, the principal amount of 2025 First Lien Notes as to which action is to be taken.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, or an offer to purchase or a solicitation of an offer to sell any securities. Neither this press release nor the Offer to Purchase is an offer to sell or a solicitation of an offer to buy any securities. The Tender Offer and Consent Solicitation are being made only pursuant to the Offer to Purchase and only in such jurisdictions as is permitted under applicable law. In any jurisdiction in which the Tender Offer is required to be made by a licensed broker or dealer, the Tender Offer will be deemed to be made on behalf of Spirit by the Dealer Manager, or one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.

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Contacts:

Media:	Forrest Gossett
(316) 371-6751
forrest.s.gossett@spiritaero.com

Investor Relations:	(316) 523-7040
investorrelations@spiritaero.com

About Spirit AeroSystems Inc.

Spirit AeroSystems is one of the world’s largest manufacturers of aerostructures for commercial airplanes, defense platforms, and business/regional jets. With expertise in aluminum and advanced composite manufacturing solutions, the company’s core products include fuselages, integrated wings and wing components, pylons, and nacelles. Also, Spirit serves the aftermarket for commercial and business/regional jets. Headquartered in Wichita, Kansas, Spirit has facilities in the U.S., U.K., France, Malaysia and Morocco.

Forward-Looking Statements

This press release contains "forward-looking statements" that may involve many risks and uncertainties. Forward-looking statements generally can be identified by the use of forward-looking terminology such as "aim," "anticipate," "believe," "could," "continue," "estimate," "expect," "goal," "forecast," "intend," "may," "might," "objective," "outlook," "plan," "predict," "project," "should," "target," "will," "would," and other similar words, or phrases, or the negative thereof, unless the context requires otherwise. These statements reflect management's current views with respect to future events and are subject to risks and uncertainties, both known and unknown. Our actual results may vary materially from those anticipated in forward-looking statements. We caution investors not to place undue reliance on any forward-looking statements. Important factors that could cause actual results to differ materially from those reflected in such forward-looking statements and that should be considered in evaluating our outlook include, without limitation, Spirit’s ability to complete the Tender Offer on the proposed terms in the anticipated timeframe, or at all; the impact of the COVID-19 pandemic on our business and operations; the timing and conditions surrounding the full worldwide return to service (including receiving the remaining regulatory approvals) of the B737 MAX, future demand for the aircraft, and any residual impacts of the B737 MAX grounding on production rates for the aircraft; our reliance on Boeing for a significant portion of our revenues; our ability to execute our growth strategy, including our ability to complete and integrate acquisitions; our ability to accurately estimate and manage performance, cost, and revenue under our contracts; demand for our products and services and the effect of economic or geopolitical conditions in the industries and markets in which we operate in the U.S. and globally; our ability to manage our liquidity, borrow additional funds or refinance debt; and other factors disclosed in our filings with the Securities and Exchange Commission. These factors are not exhaustive and it is not possible for us to predict all factors that could cause actual results to differ materially from those reflected in our forward-looking statements. These factors speak only as of the date hereof, and new factors may emerge or changes to the foregoing factors may occur that could impact our business. Except to the extent required by law, we undertake no obligation to, and expressly disclaim any obligation to, publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.